Exhibit 77(q)

Exhibits

(a)(1) Articles of Amendment dated August 14, 2006 to the Registrant's Amended and Restated Articles of Incorporation dated February 21, 2002- Filed as an Exhibit to Post-Effective Amendment No. 91 to the Registrant's Registration Statement on Form N-1A on September 22, 2006 and incorporated herein by reference.

(e)(1) Amended Schedule A effective April 11, 2006 to the Sub-Advisory Agreement between ING Investments, LLC and ING Investment Management Co. dated March 1, 2002 - Filed as an Exhibit to Post-Effective Amendment No. 87 to the Registrant's Registration Statement on Form N-1A on April 27, 2006 and incorporated herein by reference.

(e)(2) Interim Sub-Advisory Agreement dated August 14, 2006 between ING Investments, LLC and ING Investment Management Co. with respect to ING Growth and Income Fund - Filed as an Exhibit to Post-Effective Amendment No. 91 to the Registrant's Registration Statement on Form N-1A on September 22, 2006 and incorporated herein by reference.